SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as Permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Solicitation Material Pursuant to Rule 14a-11(c) or rule 14a-12

AERKOMM INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)	Title of each class of securities to which transaction applies:

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☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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AERKOMM INC.

44043 Fremont Blvd., Fremont, CA 94538

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be held on December 1, 2021

Notice is hereby given that the annual meeting of the stockholders of Aerkomm Inc. (the “Company”) will be held on December 1, 2021 at 12:00 p.m. Pacific Standard Time at the Company’s office located at 44043 Fremont Blvd., Fremont, CA 94538. At the annual meeting you will be asked to consider and vote upon the following proposals:

1.	To elect the seven (7) nominees identified in the accompanying Proxy Statement to serve as directors on the Board of Directors (the “Board”) for the ensuing year (Proposal No. 1).

2.	To ratify the appointment of Chen & Fan Accountancy Corporation as our independent registered public accounting firm for the fiscal year ending December 31, 2021 (Proposal No. 2).

3.	To approve an amendment of the Aerkomm Inc. 2017 Equity Incentive Plan to increase the number of shares of common stock available for issuance under such plan from 2,000,000 shares to 2,400,000 shares (Proposal No. 3).

4.	To approve the adjournment of the Meeting for any purpose, including to solicit additional proxies if there are insufficient votes at the time of the Meeting to approve the proposals described above.

The foregoing items of business are more fully described in the Proxy Statement. Only stockholders who owned our common stock at the close of business on November 8, 2021 can vote at the Annual Meeting or any adjournments or postponements that take place. All stockholders are cordially invited to attend the Annual Meeting.

Our Board unanimously recommends that you vote “FOR” the election of the director nominees named in Proposal No. 1, “FOR” the ratification of the appointment of Chen & Fan Accountancy Corporation as our independent registered public accounting firm as described in Proposal No. 2, “FOR” the amendment of the Aerkomm Inc. 2017 Equity Incentive Plan as described in Proposal No. 3 and “FOR” the proposal to approve the adjournment of the annual meeting for any purpose, including to solicit additional proxies if there are insufficient votes at the time of the meeting to approve the proposals mentioned above as described in Proposal No. 4 on the enclosed Proxy Card or Voting Instruction Form.

Stockholders of record of the Company’s common stock at the close of business on November 8, 2021 will be entitled to notice of, and are cordially invited to attend, the annual meeting and to attend any adjournment or postponement thereof. However, to assure your representation at the meeting, please vote your proxy via the internet, or by completing, dating, signing and returning the enclosed proxy. Beneficial owners of our common stock can also vote by telephone by calling (800) 454-8683. Even if you have previously submitted your proxy, you may choose to vote in person at the meeting. Whether or not you expect to attend the annual meeting, please read the proxy statement and then promptly vote your proxy in order to ensure your representation at the annual meeting.

You may cast your vote by visiting http://www.vstocktransfer.com/proxy and logging using the specific control number on the proxy card to vote online. Each share of common stock entitles the holder thereof to one vote.

If your brokerage firm, bank, broker-dealer or other similar organization is the holder of record of your shares (i.e., your shares are held in “street name”), then you will receive a Voting Instruction Form from the holder of record. You must provide voting instructions by filling out the Voting Instruction Form in order for your shares to be voted. We recommend that you instruct your broker or other nominee to vote your shares on the enclosed Proxy Card or Voting Instruction Form. The Proxy is revocable and will not affect your right to vote if you attend the Annual Meeting.

Anyone acting as proxy agent for a stockholder must present a Proxy Card that has been properly executed by the stockholder, that authorizes the agent to so act, and that is in form and substance satisfactory to the judges of election and consistent with the Company’s Bylaws, as amended.

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE ANNUAL MEETING, REGARDLESS OF WHETHER OR NOT YOU PLAN TO ATTEND. ACCORDINGLY, AFTER READING THE ACCOMPANYING PROXY STATEMENT, PLEASE FOLLOW THE INSTRUCTIONS ON THE ENCLOSED PROXY CARD OR VOTING INSTRUCTION FORM AND PROMPTLY SUBMIT YOUR PROXY BY INTERNET, TELEPHONE OR MAIL AS DESCRIBED ON THE PROXY CARD OR VOTING INSTRUCTION FORM. PLEASE NOTE THAT EVEN IF YOU PLAN TO ATTEND THE ANNUAL MEETING, WE RECOMMEND THAT YOU VOTE USING THE ENCLOSED PROXY CARD OR VOTING INSTRUCTION FORM PRIOR TO THE ANNUAL MEETING TO ENSURE THAT YOUR SHARES WILL BE REPRESENTED. EVEN IF YOU VOTE YOUR SHARES PRIOR TO THE ANNUAL MEETING, IF YOU ARE A RECORD HOLDER OF SHARES, OR A BENEFICIAL HOLDER WHO OBTAINS A “LEGAL” PROXY FROM YOUR BROKER, BANK, TRUSTEE, OR NOMINEE, YOU STILL MAY ATTEND THE ANNUAL MEETING AND VOTE YOUR SHARES IN PERSON.

Regardless of the number of shares of the Company that you own, your vote will be important. Thank you for your continued support, interest and investment in the Company.

Your vote is very important. Whether or not you plan to attend the Annual Meeting, we encourage you to read our proxy materials and submit your Proxy Card or Voting Instruction Form as soon as possible over the Internet, by telephone or mobile device or by phone.

Each share of common stock entitles the holder thereof to one vote.

You are urged to review carefully the information contained in the enclosed proxy statement prior to deciding how to vote your shares. This notice and the attached proxy statement are first being disseminated to stockholders on or about November 5, 2021.

BY ORDER OF THE BOARD OF DIRECTORS,

/s/ Louis Giordimaina
Louis Giordimaina
Chief Executive Officer

IF YOU RETURN YOUR PROXY CARD WITHOUT AN INDICATION OF HOW YOU WISH TO VOTE, YOUR SHARES WILL BE VOTED IN FAVOR OF EACH PROPOSAL.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be Held on December 1, 2021: This Proxy Statement is available at: www.aerkomm.com.

i

AERKOMM INC.

44043 Fremont Blvd., Fremont, CA 94538

 PROXY STATEMENT

FOR

ANNUAL MEETING OF STOCKHOLDERS

 To be held on December 1, 2021

INTRODUCTION

This proxy statement is furnished in connection with the solicitation of proxies by the board of directors of Aerkomm Inc. (“we,” “us,” “our” or “our company”) for use at the annual meeting of stockholders of our company and at all adjournments and postponements thereof (the “Meeting”). The Meeting will be held on December 1, 2021 at 12:00 p.m. local time at 44043 Fremont Blvd., Fremont, CA 94538, for the following purposes:

1.	To elect the seven (7) nominees identified in the accompanying Proxy Statement to serve as directors on the Board of Directors (the “Board”) for the ensuing year (Proposal No. 1).

2.	To ratify the appointment of Chen & Fan Accountancy Corporation as our independent registered public accounting firm for the fiscal year ending December 31, 2021 (Proposal No. 2).

3.	To approve an amendment of the Aerkomm Inc. 2017 Equity Incentive Plan to increase the number of shares of common stock available for issuance under such plan from 2,000,000 shares to 2,400,000 shares (Proposal No. 3).

4.	To approve the adjournment of the Meeting for any purpose, including to solicit additional proxies if there are insufficient votes at the time of the Meeting to approve the proposals described above.

Our board of directors unanimously recommends a vote “FOR” each of the director nominees, “FOR” ratification of our independent registered public accounting firm, “FOR” the amendment of the Aerkomm Inc. 2017 Equity Incentive Plan and “FOR” the proposal to approve the adjournment of the annual meeting for any purpose, including to solicit additional proxies if there are insufficient votes at the time of the meeting to approve the proposals mentioned above.

Stockholders of record of our common stock at the close of business on November 8, 2021 (the “Record Date”) will be entitled to notice of, and are cordially invited to attend, the Meeting and to attend any adjournment or postponement thereof. However, to assure your representation at the Meeting, please vote your proxy via the internet, or by completing, dating, signing and returning the enclosed proxy. Beneficial owners of our common stock can also vote by telephone by calling (800) 454-8683. Even if you have previously submitted your proxy, you may choose to vote in person at the Meeting. Whether or not you expect to attend the Meeting, please read the proxy statement and then promptly vote your proxy in order to ensure your representation at the Meeting.

This proxy solicitation is being made and paid for by us on behalf of our board of directors. In addition, we may retain a third-party proxy solicitor for which we may incur fees. Our directors, officers and employees may also solicit proxies by personal interview, mail, e-mail, telephone, facsimile or other means of communication. These persons will not be paid any additional compensation for their efforts. We will also request brokers and other fiduciaries to forward proxy solicitation material to the beneficial owners of shares of our common stock that the brokers and fiduciaries hold of record. Upon request, we will reimburse them for their reasonable out-of-pocket expenses. In addition, we will indemnify our proxy solicitor against any losses arising out of that firm’s proxy soliciting services on our behalf.

None of the proposals included in this proxy statement has been approved or disapproved by the Securities and Exchange Commission (the “SEC”), and the SEC has not passed upon the fairness or merits of any proposals nor upon the accuracy or adequacy of the information contained in this proxy statement. Any representation to the contrary is unlawful.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND THE PROPOSALS

The following are some questions that you, as a stockholder of our company, may have regarding the Meeting and the proposals and brief answers to such questions. We urge you to carefully read this entire proxy statement, the annexes to this proxy statement and the documents referred to or incorporated by reference in this proxy statement because the information in this section does not provide all the information that may be important to you with respect to the proposals. See “Where You Can Find More Information.”

When and where will the Meeting take place?

The Meeting will be held on December 31, 2021 at 12:00 p.m. local time at 44043 Fremont Blvd., Fremont, CA 94538.

What proposals are the stockholders being asked to consider?

At the Meeting, you will be asked to vote upon (1) the election of seven (7) director nominees to our board of directors to serve until the next annual meeting of our stockholders or until their successors are elected and qualified, subject to their prior death, resignation or removal; (2) the ratification of the appointment of Chen & Fan Accountancy Corporation to serve as our independent registered public accounting firm for the fiscal year ending March 31, 2019; (3) the amendment of the Aerkomm Inc. 2017 Equity Incentive Plan and (4) the proposal to adjourn the Meeting for any purpose, including to solicit additional proxies if there are insufficient votes at the time of the Meeting to approve the foregoing.

What are the recommendations of our board of directors?

Our board of directors has approved the four proposals and unanimously recommends that the stockholders vote “FOR” each proposal, including “FOR” each director nominee.

What is the Record Date for the Meeting?

Holders of our common stock as of the close of business on November 8, 2021, the Record Date for the Meeting, are entitled to notice of, and to vote at, the Meeting and any postponements or adjournments of the Meeting.

Who can vote at the Meeting?

Stockholders who owned shares of our common stock on the Record Date may attend and vote at the Meeting. There were 9,637,051 shares of our common stock outstanding on the Record Date. All shares of our common stock have one vote per share. Information about the stockholdings of our directors and executive officers is contained in the section of this proxy statement entitled “Security Ownership of Certain Beneficial Owners and Management.”

What is the proxy card?

The proxy card enables you to appoint Mr. Louis Giordimaina, our Chief Executive Officer, as your representative at the Meeting. By completing and returning the proxy card as described herein, you are authorizing this person to vote your shares at the Meeting in accordance with your instructions on the proxy card. This way, your shares will be voted whether or not you attend the Meeting. Even if you plan to attend the Meeting, we think that it is a good idea to complete and return your proxy card before the Meeting date just in case your plans change. If a proposal comes up for vote at the Meeting that is not on the proxy card, the proxies will vote your shares, under your proxy, according to Mr. Giordimaina’s best judgment.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Some of our stockholders hold their shares in an account at a brokerage firm, bank or other nominee holder, rather than holding share certificates in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholder of Record

If, on the Record Date, your shares were registered directly in your name with our transfer agent, VStock Transfer, LLC, you are a “stockholder of record” who may vote at the Meeting, and we are sending these proxy materials directly to you. As the stockholder of record, you have the right to direct the voting of your shares by returning the enclosed proxy card to us, by voting online or to vote in person at the Meeting. Whether or not you plan to attend the Meeting, please complete, date and sign the enclosed proxy card or vote online to ensure that your vote is counted.

Beneficial Owner

If, on the Record Date, your shares were held in an account at a brokerage firm or at a bank or other nominee holder, you are considered the beneficial owner of shares held “in street name,” and these proxy materials are being forwarded to you by your broker or nominee who is considered the stockholder of record for purposes of voting at the Meeting. As the beneficial owner, you have the right to direct your broker on how to vote your shares and to attend the Meeting. However, since you are not the stockholder of record, you may not vote these shares in person at the Meeting unless you receive a valid proxy from your brokerage firm, bank or other nominee holder. To obtain a valid proxy, you must make a special request of your brokerage firm, bank or other nominee holder. If you do not make this request, you can still vote by using the voting instruction card enclosed with this proxy statement; however, you will not be able to vote in person at the Meeting.

What is the quorum required for the Meeting?

The representation in person or by proxy of holders of at least a majority of the issued and outstanding shares entitled to vote at the Meeting is necessary to constitute a quorum for the transaction of business at the Meeting.

Assuming that a quorum is present, what vote is required to approve the proposals to be voted upon at the Meeting?

The election of each director nominee requires the affirmative vote of a plurality of votes of the shares cast at the election.

The approval of the ratification of our independent registered public accounting firm requires the affirmative vote of a majority of the shares present in person or represented by proxy at the Meeting.

The approval of the amendment of the Aerkomm Inc. 2017 Equity Incentive Plan firm requires the affirmative vote of a majority of the shares present in person or represented by proxy at the Meeting

The Meeting may be adjourned by the affirmative vote of a majority of the shares present in person or represented by proxy at the Meeting.

How do I vote?

Stockholders have four voting options. You may vote using one of the following methods:

●	Internet. You can vote over the Internet by accessing the website at http://www.vstocktransfer.com/proxy and logging in using the specific control number on the proxy card to vote online and following the instructions on the website. Internet voting is available 24 hours a day. If you vote over the Internet, do not return your proxy card.

●	Telephone. If you hold shares through a broker and not in your own name, follow the specific instructions included in your proxy materials, including the specific phone number to use to vote your shares by phone. Telephone voting is available 24 hours a day.

●	Mail. You can vote by mail by simply completing, signing, dating and mailing your proxy card in the postage-paid envelope included with this proxy statement.

●	In Person. You may come to the Meeting and cast your vote there. Our board of directors recommends that you vote by proxy even if you plan to attend the Meeting. If your shares are held in a stock brokerage account or through a bank, broker or other nominee, or, in other words, in “street name”, and you wish to vote in person at the Meeting, you must bring a letter from your bank, broker or nominee identifying you as the beneficial owner of the shares and authorizing you to vote such shares at the Meeting.

What are the effects of not voting or abstaining? What are the effects of broker non-votes?

If you do not vote by virtue of not being present in person or by proxy at the Meeting, your shares will not be counted for purposes of determining the existence of a quorum.

Abstentions will be counted for the purpose of determining the existence of a quorum, however, they will not be considered in determining the number of votes cast.

Broker non-votes occur on a matter when a broker is not permitted to vote on that matter without instructions from the beneficial owner and instructions are not given. These matters are referred to as “non-routine” matters. Broker non-votes will be counted for the purpose of determining the existence of a quorum, however the proposal regarding the election of directors is a “non-routine” matter. Thus, in tabulating the voting result for each director nominee, shares that constitute broker non-votes are not considered votes cast.

What does it mean if I received more than one proxy card?

If your shares are registered differently or in more than one account, you will receive more than one proxy card. Sign and return all proxy cards to ensure that all of your shares are voted.

What happens if I don’t indicate how to vote my proxy?

If you just sign your proxy card without providing further instructions, your shares will be counted as a vote “for” each of the proposals.

What happens if I sell my shares after the Record Date but before the Meeting?

The Record Date for the Meeting is earlier than the date of the Meeting. If you transfer your shares after the Record Date but before the date of the Meeting, you will retain your right to vote at the Meeting (provided that such shares remain outstanding on the date of the Meeting).

What if I change my mind after I return my proxy?

You may revoke your proxy and change your vote at any time before the polls close at the Meeting. You may do this by:

●	sending a written notice to our Corporate Secretary stating that you would like to revoke your proxy of a particular date;

●	signing another proxy card with a later date and returning it before the polls close at the Meeting;

●	voting again at a later time, but prior to the date of the Meeting, via the Internet or telephone;

●	attending the Meeting and voting in person.

Please note, however, that if your shares are held of record by a brokerage firm, bank or other nominee, you must instruct your broker, bank or other nominee that you wish to change your vote by following the procedures on the voting form provided to you by the broker, bank or other nominee. If your shares are held in street name, and you wish to attend and vote at the Meeting, you must bring to the Meeting a legal proxy from the broker, bank or other nominee holding your shares, confirming your beneficial ownership of the shares and giving you the right to vote your shares. Simply attending the Meeting will not constitute a revocation of your proxy.

Who can help answer my other questions?

If you have more questions about the proposals or how to submit your proxy, or if you need additional copies of this proxy statement or the enclosed proxy card or voting instructions, please contact our Corporate Secretary at Aerkomm Inc., 44043 Fremont Blvd., Fremont, CA 94538, telephone number (877) 742-3094.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding beneficial ownership of our common stock as of November 8, 2021 (i) by each person who is known by us to beneficially own more than 5% of our common stock; (ii) by each of our officers and directors; and (iii) by all of our officers and directors as a group. Unless otherwise specified, the address of each of the persons set forth below is in care of our company, 44043 Fremont Blvd., Fremont, CA 94538.

Name and Address of Beneficial Owner	Title of Class	Amount and Nature of Beneficial Ownership(1)	Percent of Class(2)
Jeffrey Wun, Chairman, President and Chief Technology Officer (3)	Common Stock	2,708,055	28.10%
Louis Giordimaina, Chief Executive Officer and Director (4)	Common Stock	272,349	2.83%
Y. Tristan Kuo, Chief Financial Officer (5)	Common Stock	196,350	2.04%
Georges Caldironi, Chief Operating Officer (6)	Common Stock	22,676	*
Richmond Akumiah, Director (7)	Common Stock	19,209	*
Raymond Choy, Director (8)	Common Stock	26,209	*
Chih-Ming (Albert) Hsu, Director (9)	Common Stock	245,062	3.58%
Colin Lim, Director (10)	Common Stock	112,789	1.17%
Jan-Yung Lin, Secretary and Director (11)	Common Stock	482,008	5.00%
All officers and directors as a group (10 persons named above)	Common Stock	4,184,707	43.42%
Dmedia Holding LP (12)	Common Stock	2,237,428	23.22%
Sheng-Chun Chang (13)	Common Stock	1,097,157	11.38%

*	Less than 1%

(1)	Beneficial Ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Each of the beneficial owners listed above has direct ownership of and sole voting power and investment power with respect to the shares of our common stock.

(2)	A total of 9,637,051 shares of our common stock are considered to be outstanding pursuant to SEC Rule 13d-3(d)(1) as of November 8, 2021. For each beneficial owner above, any options exercisable within 60 days have been included in the denominator.

(3)	Includes (i) 447,486 shares of our common stock held directly; (ii) 23,141 shares of our common stock which Mr. Wun has the right to acquire within 60 days through the exercise of vested options; and (iii) 2,237,428 shares of our common stock owned by Dmedia Holding LP. On December 20, 2017, Mr. Wun purchased an 85.7% interest in, and was appointed Manager of, Dmedia LLC, the General Partner of Dmedia Holding LP. As such, Mr. Wun is deemed to be the beneficial owner of the 2,237,428 shares of our common stock held by Dmedia Holding LP by virtue of his voting and dispositive power of those shares. Through his ownership interest in Dmedia LLC, which owns an approximately 6% direct interest in Dmedia Holding LP, Mr. Wun indirectly beneficially owns 117,601 shares of our common stock held by Dmedia Holding LP. Mr. Wun disclaims beneficial ownership of the remaining 2,119,827 shares of our common stock held by Dmedia Holding LP.

(4)	Consists of 272,349 shares of our common stock which Mr. Giordimaina has the right to acquire within 60 days through the exercise of vested options.

(5)	Consists of 196,350 shares of our common stock which Mr. Kuo has the right to acquire within 60 days through the exercise of vested options.

(6)	Consists of 18,676 shares held directly and 4,000 shares of common stock which AA TWIN ASSOCIATES LTD has the right to acquire within 60 days through the exercise of vested options. Mr. Caldironi is the principal of AA TWIN ASSOCIATES LTD and has voting and dispositive control of the securities held by AA TWIN ASSOCIATES LTD.

(7)	Consists of 19,209 shares of our common stock which Mr. Akumiah has the right to acquire within 60 days through the exercise of vested options but does not include 3,000 shares of our common stock issuable upon the exercise of options not exercisable within 60 days.

(8)	Consists of 26,209 shares of our common stock which Mr. Choy has the right to acquire within 60 days through the exercise of vested options.

(9)	Represents (i) 3,312 shares of our common stock held directly by Mr. Hsu; (ii) 28,000 shares of our common stock which Mr. Hsu has the right to acquire within 60 days through the exercise of vested options; and (iii) 313,750 shares of our common stock owned by Ejectt Inc. Mr. Hsu is the Chairman of Ejectt, Inc. and, as such, he is the deemed beneficial owner of the 313,750 shares. However, Mr. Hsu disclaims beneficial ownership of the shares held by Ejectt Inc.

(10)	Consists of 112,789 shares of our common stock which Mr. Lim has the right to acquire within 60 days through the exercise of vested options.

(11)	Includes 462,403 shares of our common stock owned by Mr. Lin directly and 19,605 shares of our common stock which Mr. Lin has the right to acquire within 60 days through the exercise of vested options. Does not include 959,230 shares of our common stock owned by Mr. Lin through his approximately 7% ownership interest in Dmedia LLC and his approximately 42.4% interest Dmedia Holding LP, as Mr. Lin does not, directly or indirectly, have voting or dispositive power over these shares although he does own a pecuniary interest in them.

(12)	Mr. Wun has sole voting and dispositive power over these shares of our common stock although he disclaims beneficial ownership of 2,237,428 of these shares. Mr. Lin owns a pecuniary interest in 959,230 of these shares although he does not exercise voting or dispositive control over them.

(13)	Consists of (i) 881,500 shares of common stock held by Well Thrive Limited; (ii) 65,281 shares of our common stock owned directly by Mr. Sheng-Chun Chang; and (iii) 150,376 of our common stock which Mr. Chang has the right to acquire within 60 days through the exercise of vested warrants (but does not include 601,503 shares of our common stock issuable upon the exercise of warrants not exercisable within 60 days). Mr. Chang is the Chief Executive Officer and owner of Well Thrive Limited and has voting and dispositive power of the securities held by it. Mr. Chang disclaims beneficial ownership of the shares held by Well Thrive Limited. The address of Well Thrive Limited is No 79, Heng Yang Road, Taipei City, Taiwan.

DIRECTORS AND EXECUTIVE OFFICERS

Directors and Executive Officers

Following is information about our directors, director nominees and executive officers as of the date of this proxy statement.

Name	Age	Position
Jeffrey Wun	56	Chairman, President and Chief Technology Officer
Louis Giordimaina	64	Chief Executive Officer and Director
Y. Tristan Kuo	66	Chief Financial Officer
Georges Caldironi	64	Chief Operating Officer
Richmond Akumiah	67	Director
Raymond Choy	41	Director
Chih-Ming (Albert) Hsu	45	Director
Colin Lim	58	Director
Jan-Yung Lin	61	Secretary and Director

Jeffrey Wun. Mr. Wun has served as our Chairman since October 7, 2021, our President since December 31, 2017 and was appointed as our Chief Technology Officer by our board of directors on March 22, 2020. He served as our Chief Executive Officer from December 31, 2017 to March 22, 2020. Mr. Wun has been a member of our board of directors since the closing of the reverse acquisition of Aircom on February 13, 2017 and served as our Chairman of the board of directors from January 22, 2018 to March 22, 2020. Mr. Wun previously served as our President, Treasurer and Secretary from December 2016 to February 2017. Mr. Wun has served as Aircom’s Chief Technology Officer since December 2014. Mr. Wun is a technologist with more than 25 years of experience in the communications industry. Prior to joining Aircom Mr. Wun served as Senior Staff Engineer at Samsung Electronics Co., Ltd. from December 2012 to May 2015. Prior to that, Mr. Wun was a Senior System Engineer at MediaTEK USA Inc. from November 2010 to December 2012 and served as Chief Executive Officer at Kairos System Inc. from 2003 to 2010. Mr. Wun received a Bachelor of Science in Biochemistry and Computer Science from Chinese University of Hong Kong in 1988.

Louis Giordimaina. Mr. Giordimaina was appointed as a director on October 7, 2021 and our Chief Executive Officer by our board of directors on March 22, 2020. Prior to that, Mr. Giordimaina served as Chief Operating Officer-Aviation of Aircom from May 25, 2018 until November 1, 2019, and of Aerkomm Malta from November 1, 2019 until March 22, 2020, the date of his being appointed as our Chief Executive Officer by the Board. Mr. Giordimaina joined Aircom as a consultant in June 2017. Mr. Giordimaina is an experienced aviation executive with more than 40 years of experience in airline executive management, operations, Maintenance and Repair Organizations (MROs), aircraft purchasing from aircraft manufacturers, sales and leasing with major aircraft lessors. Prior to joining the Company, Mr. Giordimaina served as Chief Executive Officer of Air Malta in 2014, the national airline of Malta, as well as CEO of Lufthansa Technik Malta from 2002 to 2011. He joined Air Malta’s engineering department in 1975 as an aircraft engineer where he occupied various positions in Air Malta’s engineering department with additional active roles in Air Malta relating to airline strategic planning, aircraft purchasing and deliveries from Airbus Industrie, Boeing and British Aerospace, aircraft leasing from various international aircraft lessors and aircraft contract negotiations. In 1994, he was appointed as the first Maltese Chief Engineer of Air Malta. Mr. Giordimaina was instrumental in setting up Lufthansa Technik Malta, a Joint Venture between Lufthansa Technik and Air Malta, of which he was appointed Chief Executive Officer and Director in 2002. In 2006, he spearheaded Lufthansa Technik Malta’s expansion to become one of the major worldwide MRO players, based in the centre of the Mediterranean. He occupied the position of CEO until September 2011, after which he remained as member of the board of directors of that company until September 2013. He currently serves as a Director of the SUM Aviation Group, which provides aircraft line maintenance to various airlines. He also served as the General Manager, the Accountable Manager and a director of Hyperion Aviation, where he worked from May 2016 to September 2017, managing a fleet of private jet aircraft; he served in similar capacities at EuroJet Ltd., from January 2015 to April 2016; and he served for a number of years as a director of Tailwind Leasing Company and Peregrine Aviation Leasing Company based in Shannon, Ireland. An aircraft engineer by profession, Mr. Giordimaina also obtained an Engineering Business Management degree from Warwick University, UK. He is a Fellow of the Royal Aeronautical Society.

Y. Tristan Kuo. Mr. Kuo has served as our Chief Financial Officer and Treasurer since April 10, 2017. Mr. Kuo has served as Chief Financial Officer and Treasurer of Aircom since May 2017. Mr. Kuo has more than 30 years of experience in accounting, financing and information systems for companies in the bio-pharmaceutical, manufacturing, commodity trading and banking industries and has served in the capacities of CFO, CIO and Controller. Mr. Kuo has served as the Vice President of Investor Relations of Nutrastar International, Inc. (OTCPK: NUIN) between April 2016 and February 2020. Mr. Kuo also served as the Chief Financial Officer of Success Holding Group International, Inc., a provider of personal improvement seminars, from August 2015 to April 2017. Prior to that, he served as CFO/CIO Partner of Tatum, a management and advisory services firm, from December 2014 to August 2015, as an independent board member and audit committee chairman of KBS Fashion Group Limited (NASDAQ: KBSF) from August 2014 to May 2015, and as the Chief Financial Officer of Crown Bioscience, Inc. from June 2012 to November 2013. Prior to that, Mr. Kuo served as Chief Financial Officer of China Biologic Products, Inc. (NASDAQ: CBPO), a Chinese biopharmaceutical company, from June 2008 to May 2012 and served as its Vice President of Finance between September 2007 and May 2008. Prior to that, Mr. Kuo worked for the Noble Group in Hong Kong as the Senior Business Analysis Manager from February through August 2007 and as the Controller, Vice President of Finance and CFO of Cuisine Solution, Inc., a previously publicly traded company in Alexandria, Virginia, from December 2002 to January 2007. Mr. Kuo also served as the Vice President of Information Systems for Zinc Corporation of America in Monaca, Pennsylvania from 2001 and 2002 and as Chief Information Officer and Controller of Wise Metals Group in Baltimore, Maryland, from 1991 to 2001. Mr. Kuo received his Master’s degree in Accounting from The Ohio State University and Bachelor’s degree in Economics from Soochow University, Taipei.

Georges Caldironi. Mr. Caldironi was appointed as our Chief Operating Officer by our board of directors on March 22, 2020. Prior to that, Mr. Caldironi served as a Project Director for Aircom beginning on January 1, 2019, on an independent contractor basis. Mr. Caldironi is an aviation professional with 40 years of experience in aircraft modification, avionics communication and in-flight entertainment systems.  Prior to joining Aircom, Mr. Caldironi was employed by Airbus for 25 years, most recently as Technical & Support Director in Airbus’ Business and Government Division. During his career at Airbus, Mr. Caldironi managed and supervised various complex projects including, but not limited to, aircraft upgrades. He is a specialist in system and cabin innovation (connectivity & IFE), having carried out numerous feasibility studies and associated design projects for numerous airlines and leasing companies. During his career, Mr. Caldironi has prioritized ensuring cost efficiency and on time delivery in the successful completion of aviation projects. Mr. Caldironi received a diplôme d’études supérieures techniques (DEST) in engineering from Conservatoire national des arts et métiers (CNAM) of Bordeaux in 1986.

Raymond Choy. Mr. Raymond Choy has served as a member of our Board since December 2017. Mr. Choy has served as a member of from the Board of Aircom since October 2017. Mr. Choy became a certified public accountant (CPA) in the state of California in 2006 and also received his chartered global management accountant (CGMA) designation in 2013. Mr. Choy has provided accounting, consulting and advisory services to public and private companies since July 2016 through his partnership with Beyond Century Consulting, LLC, a financial and business consulting company. Mr. Choy has extensive experience auditing the financial statements and internal controls of public and private companies as a senior manager at Frazer, LLP, a certified public accountant company, from July 2004 to June 2016. Mr. Choy received his bachelor’s degree with in business administration with accounting concentration and minor in computer information systems from California State Polytechnic University, Pomona, in 2003. Mr. Choy was selected to serve as a member of our board of directors due to his accounting background.

Chih-Ming (Albert) Hsu. Mr. Chih-Ming (Albert) Hsu has served as a member of our Board since December 2017. Mr. Hsu has served as a member of Aircom’s board since April 2017. Mr. Hsu was admitted to practice law in Taiwan as a corporate and business lawyer and as a patent attorney in 2002. Mr. Hsu is the owner of Chascord Law Firm. Mr. Hsu has also been the chairman of the board of directors of Ejectt Inc., a Taiwanese publicly traded company, since May 2019. Mr. Hsu previously served as the arbitrator& mediator of the Chinese Arbitration Association, Taipei. In addition, Mr. Hsu was the Chairman of Unitel High Technology Corporation, a listed company on the Taiwan over-the-counter market from December 2015 to September 2016.  Mr. Hsu received an LL.M. and Bachelor of Law degree from National Taiwan University in 2003 and 1997, respectively. Mr. Hsu is an expert of real estate securitization in Taiwan.

Richmond Akumiah. Mr. Akumiah has served as a member of our board of directors since September 2018. Mr. Akumiah is an engineering and financial management professional with years of experience in decision support, budgeting, forecasting, credit analysis, cost accounting, mergers and acquisitions, quantitative analysis, financial and operational analysis, strategic planning and corporate development. Since September 2018, he has been employed as a Senior Advisor, Investments and Operations by the State of New Jersey, Division of Investment, where he advises on the Division’s range of investment activities, and is on the Board of the New Jersey Culture Trust, as representative of the New Jersey State Treasurer. From 2014 to 2018, Mr. Akumiah was a research consultant for WorldQuant LLC, a Greenwich, Connecticut based investment management firm. Prior to that, from 2009 to 2013, he was employed as a consultant for Wolters Kluwer. Prior to Wolters Kluwer, Mr. Akumiah was employed in a number of positions in various financial management capacities, including at The Dun & Bradstreet Corporation where he spent a decade in leadership roles in Finance & General Management. At AT&T, he served as Director of Finance in the Business Case Center of Excellence managing AT&T’s investments in IP (Internet Protocol) and Managed Services. Mr. Akumiah also served as Chief Financial Officer of Hands On Network (Points of Light). He began his career in New York City with Marine Midland Bank (HSBC). Mr. Akumiah is a member of the American Society of Mechanical Engineers and American Society of Civil Engineers. Mr. Akumiah graduated from Harvard University with a BA in Engineering and received an MBA in Finance from New York University, Leonard Stern School of Business. Mr. Akumiah was selected to serve as a member of our board of directors due to his engineering and finance background.

Colin Lim. Mr. Colin Lim has served as a member of our board of directors since the closing of the reverse acquisition of Aircom on February 13, 2017 and served as a member of Aircom’s board from July 2015 to February 2017. In 2013, Mr. Lim founded Dynasty Media & Entertainment Group, a movie production and distribution company and an investment company with interests in a variety of businesses, including restaurants, wood and timber traders, exotic leather manufacturers, movie producers, copyrights transaction companies, and entertainment businesses, as well as hi-tech companies, and is the Managing Director who oversees financing, investment, copyrights. Mr. Lim has served as Executive Chairman of Sunny Leather from June 2006 and is responsible for general management. Mr. Lim has served as Executive Chairman of Anson International since March 2003 where he oversees investments. Mr. Lim has served as Managing Director of Euroamerica International since December 1999 where he oversees management and trading operations of the company. Mr. Lim’s investment experience in the movie and copyright businesses has allowed us to better negotiate and acquire sufficient movie copyrights and entertainment content to complement our business model. Mr. Lim graduated from New South Wales University in Australia, where he received his degree in engineering and business.

Jan-Yung Lin. Mr. Jan-Yung Lin has served as a member of our board of directors since the closing of the reverse acquisition of Aircom on February 13, 2017. Mr. Lin served as Aircom’s President from June 2017 to February 2019, as Aircom’s Chief Executive Officer from February 2015 to October 2016, as Aircom’s Chief Operating Officer from September 2014 to February 2015, and as a director of Aircom since September 2014. Mr. Lin has practiced corporate and business law at Concorde Law PC as a solo practitioner since 2012. Prior to that Mr. Lin was the General Counsel and Chief Financial Officer of EMG Properties, Inc. in California. Prior to that Mr. Lin was a corporate associate of Goodwin Proctor LLP. Mr. Lin graduated magna cum laude from Cornell Law School with a J.D. degree and an LL.M. degree in International and Comparative Law. Mr. Lin received an M.B.A. degree from the University of California, Berkeley and a Bachelor’s degree from the National Taiwan University. Mr. Lin was selected to serve as a member of our board of directors due to his legal background. Directors and executive officers are elected until their successors are duly elected and qualified.

Family Relationships

There are no family relationships among any of our officers or directors.

Involvement in Certain Legal Proceedings

To the best of our knowledge, none of our directors or executive officers has, during the past ten years:

●	been convicted in a criminal proceeding or been subject to a pending criminal proceeding (excluding traffic violations and other minor offences);

●	had any bankruptcy petition filed by or against the business or property of the person, or of any partnership, corporation or business association of which he was a general partner or executive officer, either at the time of the bankruptcy filing or within two years prior to that time;

●	been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction or federal or state authority, permanently or temporarily enjoining, barring, suspending or otherwise limiting, his involvement in any type of business, securities, futures, commodities, investment, banking, savings and loan, or insurance activities, or to be associated with persons engaged in any such activity;

●	been found by a court of competent jurisdiction in a civil action or by the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

●	been the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated (not including any settlement of a civil proceeding among private litigants), relating to an alleged violation of any federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

●	been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

CORPORATE GOVERNANCE

Overview

Our current board of directors is comprised of seven members: Jeffrey Wun, Louis Giordimaina, Raymond Choy, Chih-Ming (Albert) Hsu, Colin Lim, Richmond Akumiah and Jan-Yung Lin. Our board of directors has determined that Messrs. Akumiah, Choy and Lim are independent directors as that term is defined in the rules of the Nasdaq Stock Market. Each of Messrs. Choy, Lim and Akumiah are members of all of our standing committees.

Our board of directors currently has four standing committees which perform various duties on behalf of and report to the board of directors: (i) Audit Committee, (ii) Compensation Committee, (iii) Nominating and Governance Committee and (iv) Regulatory, Compliance& Government Affairs Committee. Each of the four standing committees is comprised entirely of our independent directors. From time to time, the board of directors may establish other committees.

Members of our board of directors are encouraged to attend meetings of the board of directors and the annual meeting of stockholders, although we do not have a policy requiring board members to attend the annual meeting of stockholders. We did not hold an annual meeting of stockholders during our fiscal year ended December 31, 2019.

The board of directors held eight (8) meetings and executed six (6) unanimous written consents in lieu of a meeting during our fiscal year ended December 31, 2020. No incumbent director attended fewer than 75% of the aggregate of the total number of meetings of the board of directors and meetings held by all committees of the board on which he or he served.

Governance Structure

Recently, our Chief Executive Officer, Louis Giordimaina, was appointed to our board of directors, and our President, Jeffrey Wun, was appointed as our Chairman. Our board of directors believes that, at this time, having a combined President and Chairman is the appropriate leadership structure for our company. In making this determination, the board of directors considered, among other matters, Mr. Wun’s experience and tenure, and believed that Mr. Wun is highly qualified to act as both Chairman and President due to his experience, knowledge, and personality. Among the benefits of a combined President/Chairman and a Chief Executive Officer as a member of the board of directors considered by the board of directors is that such structure promotes clearer leadership and direction for our company and allows for a single, focused chain of command to execute our strategic initiatives and business plans.

Board Role in Risk Oversight

Our board of directors plays an active role, as a whole and also at the committee level, in overseeing management of our risks and strategic direction. Our board of directors regularly reviews information regarding our liquidity and operations, as well as the risks associated with each. Our Audit Committee oversees the process by which our senior management and relevant employees assess and manage our exposure to, and management of, financial risks. Our Compensation Committee is responsible for overseeing the management of risks relating to our executive compensation plans and arrangements. Our Nominating and Governance Committee also manages risks associated with the independence of members of our board of directors and potential conflicts of interest. Our Regulatory, Compliance& Government Affairs Committee oversees regulatory, compliance and governmental matters that may impact the Company. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire board of directors is regularly informed about such risks.

Audit Committee

Our Audit Committee currently consists of Messrs. Choy, Akumiah and Lim, with Mr. Choy serving as chairman. Our board of directors has determined that Mr. Choy is an audit committee financial expert, as defined in Item 407(d)(5) of Regulation S-K, and each member of our Audit Committee is able to read and understand fundamental financial statements and has substantial business experience that results in such member’s financial sophistication.

Accordingly, our board of directors believes that each member of our Audit Committee has sufficient knowledge and experience necessary to fulfill such member’s duties and obligations on our Audit Committee. The primary purposes of our Audit Committee are to assist our board of directors in fulfilling its responsibility to oversee the accounting and financial reporting processes of our company and audits of our financial statements, including (i) reviewing the scope of the audit and all non-audit services to be performed by our independent accountant and the fees incurred by us in connection therewith, (ii) reviewing the results of such audit, including the independent accountant’s opinion and letter of comment to management and management’s response thereto, (iii) reviewing with our independent accountants our internal accounting principles, policies and practices and financial reporting, (iv) engaging our independent accountants and (v) reviewing our quarterly and annual financial statements prior to public issuance. The role and responsibilities of our Audit Committee are more fully set forth in a written Charter adopted by our board of directors on June 6, 2017, which is available on our website at www.aerkomm.com.

Compensation Committee

Our board of directors established our Compensation Committee effective as of January 22, 2018, appointing Messrs. Choy and Lim as members, with Mr. Lim serving as chairman of this committee. On February 16, 2020, our board of directors voted to add Mr. Akumiah to this committee. The Compensation Committee is structured as follows: The primary purpose of our Compensation Committee is to assist our board of directors in fulfilling its responsibility to determine the compensation of our executive officers and to approve and evaluate the compensation policies and programs of our company, including (i) reviewing the compensation packages of executive officers and making recommendations to our board of directors for said compensation packages, (ii) reviewing and approving proposed stock incentive grants and (iii) providing our board of directors with recommendations regarding bonus plans, if any. The role and responsibilities of our Compensation Committee are more fully set forth in a written Charter adopted by our board of directors and made available on our website at www.aerkomm.com.

The policies underlying our Compensation Committee’s compensation decisions are designed to attract and retain the best-qualified management personnel available. We routinely compensate our executive officers through salaries. At our discretion, we may reward executive officers and employees through bonus programs based on profitability and other objectively measurable performance factors. Additionally, we use stock options and other incentive awards to compensate our executives and other key employees to align the interests of our executive officers with the interests of our stockholders. In establishing executive compensation, our Compensation Committee will evaluate compensation paid to similar officers employed at other companies of similar size in the same industry and the individual performance of each officer as it impacts our overall performance with particular focus on an individual’s contribution to the realization of operating profits and the achievement of strategic business goals. Our Compensation Committee will further attempt to rationalize a particular executive’s compensation with that of other executive officers of our company in an effort to distribute compensation fairly among the executive officers. Although the components of executive compensation (salary, bonus and incentive grants) will be reviewed separately, compensation decisions will be made based on a review of total compensation.

Nominating and Governance Committee

Our board of directors established our Nominating and Governance Committee effective January 22, 2018, appointing Messrs. Choy and Lim as members. On February 16, 2020, our board of directors voted to add Mr. Akumiah to this committee. Mr. Akumiah was appointed as the Chairman of this committee on October 7, 2021. The Nominating and Governance Committee is structured as follows: The primary purposes of our Nominating and Governance Committee are to (i) identify individuals qualified to become members of our board of directors and recommend to our board of directors the nominees for the next annual meeting of our stockholders and candidates to fill vacancies on our board of directors, (ii) recommend to our board of directors the directors to be appointed to committees of our board of directors and (iii) oversee the effectiveness of our corporate governance in accordance with regulatory guidelines and any other guidelines we establish, including evaluations of members of executive management, our board of directors and its committees. The role and responsibilities of our Nominating and Governance Committee are more fully set forth in a written Charter adopted by our board of directors and made available on our website at www.aerkomm.com.

Our Nominating and Governance Committee’s methods for identifying candidates for election to our board of directors (other than those proposed by our stockholders, as discussed below) includes the solicitation of ideas for possible candidates from a number of sources - members of our board of directors, our executives, individuals personally known to the members of our board of directors, and other researches. Our Nominating and Governance Committee may also, from time-to-time, retain one or more third-party search firms to identify suitable candidates.

A stockholder of our company may nominate one or more persons for election as a director at an annual meeting of stockholders if the stockholder complies with the notice, information and consent provisions contained in our Bylaws. In addition, the notice must be made in writing and set forth as to each proposed nominee who is not an incumbent Director (i) their name, age, business address and, if known, residence address, (ii) their principal occupation or employment, (iii) the number of shares of stock of our company beneficially owned, (iv) a description of all arrangements or understandings between the stockholder and each nominee and any other person pursuant to which the nominations are to be made and (v) any other information concerning the nominee that must be disclosed respecting nominees in proxy solicitations pursuant to Rule 14(a) of the Exchange Act. The recommendation should be addressed to our Secretary.

Among other matters, our governance and nominating committee will:

●	Review the desired experience, mix of skills and other qualities to assure appropriate board composition, taking into account the current members of our board of directors and the specific needs of our company and our board of directors;

●	Conduct candidate searches, interviews prospective candidates and conducts programs to introduce candidates to our management and operations, and confirms the appropriate level of interest of such candidates;

●	Recommend qualified candidates who bring the background, knowledge, experience, independence, skill sets and expertise that would strengthen and increase the diversity of our board of directors; and

●	Conduct appropriate inquiries into the background and qualifications of potential nominees.

Regulatory, Compliance & Government Affairs Committee

Our regulatory, compliance & government affairs committee currently consists of Messrs. Choy, Lim and Akumiah, with Mr. Akumiah serving as chairman. Mr. Lim joined this committee on February 16, 2020. The primary purposes of our regulatory, compliance& government affairs committee are to assist our board of directors by providing oversight of regulatory, compliance and governmental matters that may impact the Company, which including (i) overseeing our major compliance programs with respect to legal and regulatory requirements, except with respect to matters of financial compliance, (ii) overseeing compliance with any ongoing Corporate Integrity Agreements or similar undertakings by us with the U.S. Department of Justice, U.S. Securities and Exchange Commission, or any other government agency, (iii) reviewing with our Chief Compliance Officer the organization, implementation and effectiveness of our compliance programs and the adequacy of the resources for those programs, (iv) reviewing with our Chief Executive Officer the organization, implementation and effectiveness of our quality and compliance programs and the adequacy of the resources for those programs and (v) overseeing our exposure to risks relating to regulatory compliance matters. The role and responsibilities of our regulatory, compliance & government affairs committee are more fully set forth in a written charter adopted by our board of directors on September 25, 2018, which is available on our website at www.aerkomm.com.

Stockholder Communications with the Board of Directors

Our board of directors has established a process for stockholders to communicate with the board of directors or with individual directors. Stockholders who wish to communicate with our board of directors or with individual directors should direct written correspondence to our Corporate Secretary at Aerkomm Inc., 44043 Fremont Blvd., Fremont, CA 94538.

The Corporate Secretary will forward such communications to our board of directors or the specified individual director to whom the communication is directed unless such communication is unduly hostile, threatening, illegal or similarly inappropriate, in which case the Corporate Secretary has the authority to discard the communication or to take appropriate legal action regarding such communication.

Code of Business Conduct and Ethics; Code of Professional Conduct for Chief Executive Officer and Senior Financial Officers

We have adopted a code of ethics that applies to all of our directors, officers and employees, including our principal executive officer, principal financial officer and principal accounting officer. We have also adopted a code of professional conduct that applies specifically to our chief executive officer and our senior financial officers. These codes address, among other things, honesty and ethical conduct, conflicts of interest, compliance with laws, regulations and policies, including disclosure requirements under the federal securities laws, and reporting of violations of the codes.

We are required to disclose any amendment to, or waiver from, a provision of our code of ethics applicable to our principal executive officer, principal financial officer, principal accounting officer, controller, or persons performing similar functions. We intend to use our website as a method of disseminating this disclosure, as permitted by applicable SEC rules. Any such disclosure will be posted to our website within four business days following the date of any such amendment to, or waiver from, a provision of our code of ethics.

Section 16(a) Beneficial Ownership Reporting Compliance

We filed a Form 8-A with the SEC on April 19, 2018, to register our common stock pursuant to Section 12(g) of the Exchange Act. As a result of this filing, our directors, executive officers and any persons holding more than 10% of our common stock are now required to report their ownership of our common stock and any changes in that ownership to the SEC. Specific due dates for these reports have been established by rules adopted by the SEC and we are required to report in this proxy statement any failure to file by those deadlines. Based solely upon a review of Forms 3, 4, and 5, and amendments to these forms furnished to us, we believe that all parties subject to the reporting requirements of Section 16(a) of the Exchange Act filed all such required reports during and with respect to our fiscal year ended December 31, 2020.

REPORT OF THE AUDIT COMMITTEE

FOR THE FISCAL YEAR ENDED DECEMBER 31, 2020

The Audit Committee of the board of directors is currently comprised of three non-employee directors, each of whom has been determined by our board of directors to be “independent” meeting the independence requirements of the listing rules of the Nasdaq Stock Market and the SEC. Our board of directors has determined that Raymond Choy qualifies as “audit committee financial expert” under Item 407(d)(5) of Regulation S-K and has the requisite accounting or related financial expertise required by applicable Nasdaq Stock Market rules. The Audit Committee assists our board of directors’ oversight of the integrity of our financial reports, compliance with legal and regulatory requirements, the qualifications and independence of our independent registered public accounting firm, the audit process, and internal controls. The Audit Committee operates pursuant to a written charter adopted by our board of directors. The Audit Committee is responsible for, among other things, (i) reviewing the scope of the audit and all non-audit services to be performed by our independent accountant and the fees incurred by us in connection therewith, (ii) reviewing the results of such audit, including the independent accountant’s opinion and letter of comment to management and management’s response thereto, (iii) reviewing with our independent accountants our internal accounting principles, policies and practices and financial reporting, (iv) engaging our independent accountants and (v) reviewing our quarterly and annual financial statements prior to public issuance. The Audit Committee also reviews and recommends to our board of directors that the audited financial statements be included in our Annual Report on Form 10-K.

Following the end of the fiscal year ended December 31, 2020, the Audit Committee, which at that time included Dr. James Busuttil who resigned as a director and our Chairman on October 4, 2021, (1) reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2020 with our management; (2) discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the PCAOB in Rule 3200T; and (3) received the written disclosures and the letters from the independent accountants required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the Audit Committee concerning independence, and has discussed with the independent accountants their independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the board of directors that (i) the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, for filing with the SEC.

/s/ The Audit Committee
Raymond Choy (Chair)
Richmond Akumiah
Colin Lim

EXECUTIVE COMPENSATION

Summary Compensation Table - Fiscal Years Ended December 31, 2020 and 2019

The following table sets forth information concerning all cash and non-cash compensation awarded to, earned by or paid to the named persons for services rendered in all capacities during the noted periods. No other executive officers received total annual salary and bonus compensation in excess of $100,000.

Name and Principal Position	Year	Salary ($)	Option Awards ($)(1)	All Other Compensation ($)	Total ($)
Louis Giordimaina,	2020	456,855	399,375	29,342	885,572
Chief Executive Officer (2)	2019	445,521	83,640	26,866	556,027

Y. Tristan Kuo,	2020	185,000	157,652	-	342,352
CFO (3)	2019	185,000	334,560	-	519,560

Georges Caldironi	2020	163,340	199,859	-	363,199
	2019	-	-	-	-

Jeffrey Wun,	2020	160,000	136,352	-	296,352
President and Chief Technology Officer (5)	2019	160,000	16,728	-	176,728

(1)	These amounts shown represent the aggregate grant date fair value for options granted to the named executive officers computed in accordance with FASB ASC Topic 718.

(2)	Mr. Giordimaina, a former consultant to us, became a full-time employee on May 25, 2018 and was appointed, as of that date, Chief Operating Officer – Aviation. On March 22, 2020, Mr. Giordimaina was appointed as our Chief Executive Officer.

(3)	Mr. Kuo has served as our Chief Financial Officer since April 10, 2017.

(4)	Mr. Caldironi, a former consultant to us, became a full-time employee and was appointed as our Chief Operating Officer on March 22, 2020.

(5)	Mr. Wun has served as our President since December 31, 2017 and as our Chief Executive Officer from December 31, 2017 to March 22, 2020. He also currently serves as the Chief Technology Officer of Aircom and was appointed as our Chief Technology Officer on March 22, 2020.

Employment Agreements

Louis Giordimaina

On May 25, 2021, we entered into an employment agreement with Mr. Giordimaina replacing his previous agreement with Aircom Pacific, Inc. dated May 25, 2018. Mr. Giordimaina, he will serve as our Chief Executive Officer through May 24, 2024.

Pursuant to the terms of his employment agreement, we agreed to pay Mr. Giordimaina a signing bonus of €60,000 and to issue to him an option grant for 150,000 shares of our common stock. We agreed to pay Mr. Giordimaina an annual salary of €540,000, or approximately $626,000, reviewable annually. A bonus will be considered once a satisfactory revenue stream is established at Aerkomm as a direct result of Mr. Giordimaina’s efforts. Mr. Giordimaina will be granted an option to purchase 18,750 shares of the Company’s common stock on a quarterly basis, in arrears starting with the quarter beginning June 1, 2021, exercisable at the prevailing price on the Euronext at the time of grant and vesting immediately upon issuance. We will cover and pay any premium up to a maximum of €2,000, or $2,136, per annum for any international private health insurance which Mr. Giordimaina may have in place from time to time covering Mr. Giordimaina and his wife; we will recommend board approval for life insurance coverage for Mr. Giordimaina comparable with other executives of Aerkomm; we will pay Mr. Giordimaina the sum of €6,000, or $6,408, per year to any private pension fund scheme/s designated by Mr. Giordimaina, we will pay Mr. Giordimaina €18,000, or $19,224, per annum as an allowance for a leased car and fuel expenses, to be paid in equal monthly instalments; we will provide Mr. Giordimaina with a mobile telephone for his business use, as well as a lap top computer and an iPad, and we will reimburse Mr. Giordimaina for all actual, necessary and reasonable expenses incurred by him in the course of his performance of services for the Company. Mr. Giordimaina will be entitled to twenty-six (26) days of paid vacation leave, annually, and twenty (20) days of paid sick leave, with full benefits. The employment agreement contains customary confidentiality provisions and covenants prohibiting Mr. Giordimaina from competing with us during his employment, and from soliciting any of our employees or consultants for a period of one year after his employment end. If Mr. Giordimaina’s employment is terminated by us without cause, he shall be entitled to one-half of his full salary for the remainder of the term of his agreement.

Y. Tristan Kuo

On March 31, 2017, we entered into an employment agreement with Mr. Kuo, effective April 10, 2017, pursuant to which we agreed to pay Mr. Kuo an annual salary of $100,000, plus a guaranteed bonus of $85,000 payable on the earlier of (i) the first anniversary of Mr. Kuo’s employment or (ii) upon closing of an equity or equity linked financing in which we or one of our subsidiaries raises at least $15 million. Mr. Kuo will also be entitled to an annual bonus as recommended by our Chief Executive Officer and approved by our board of directors. In addition, we agreed to grant Mr. Kuo an option to purchase 60,000 shares of our common stock, with one quarter of the shares underlying the option to be vested immediately and the remaining shares to be vested equally over three years on each anniversary of Mr. Kuo’s employment. In addition, during the first nine months of Mr. Kuo’s employment or until he relocates, if earlier, we also agreed to provide a furnished living accommodation, a car allowance of $400 per month, and a personal travel allowance of $600 per month for Mr. Kuo to visit his spouse or vice versa. We also agreed to pay up to $6,000 in relocation expenses, should Mr. Kuo decide to relocate. We will also be responsible for medical insurance under our medical plan or we will reimburse the premium of a medical plan that is comparable to the medical plan offered to other employees. Mr. Kuo will also be eligible to participate in other standard benefits plans offered to similarly situated employees by us from time to time. The employment agreement contains customary confidentiality provisions and covenants prohibiting Mr. Kuo from competing with us during his employment, or from soliciting any of our employees or consultants for a period of two years after his employment end. The employment agreement may be terminated by either party for any reason upon 30 days’ notice. If Mr. Kuo’s employment is terminated by us without cause, the portion of stock options to be vested for the year if completed shall be vested immediately.

Outstanding Equity Awards Fiscal Year Ended December 31, 2020 and 2019

As of December 31, 2020 and 2019, Mr. Kuo had options outstanding and exercisable for 150,000 and 112,500 shares of our common stock, at an average exercise price of $13.38 and $14.95 per share, respectively. As of December 31, 2020 and 2019, Mr. Wun had options outstanding and exercisable for 7,500 and 5,000 shares of our common stock at an average exercise price of $13.38 and $13.38 per share, respectively. As of December 31, 2020 and December 31, 2019, Mr. Giordimaina had options outstanding and exercisable for 42,500 and 25,000 shares of our common stock at an average exercise price of $11.74 and $10.58 per share. As of December 31, 2020, Mr. Caldironi had options outstanding and exercisable for 2,000 shares of our common stock at an average exercise price of $14.20 per share.

	Option Awards
Name		Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Un-exercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date
Louis Giordimaina	December 31, 2020	-	-	43,599	$8.30	12/11/2030
	December 31, 2020	22,500	-	7,500	$3.96	07/02/2029
	December 31, 2020	20,000	-	10,000	$20.50	05/25/2028
	December 31, 2019	10,000	-	20,000	$20.50	05/25/2028
	December 31, 2019	15,000	-	15,000	$3.96	07/02/2029
Y. Tristan Kuo	December 31, 2020	-	-	16,350	$8.30	12/11/2030
	December 31, 2020	90,000		30,000	$3.96	07/02/2029
	December 31, 2020	60,000	-	-	27.50	06/23/2027
	December 31, 2019	52,500	-	7,500	$27.50	06/23/2027
	December 31, 2019	60,000	-	60,000	$3.96	07/02/2029
Georges Caldironi	December 31, 2020	-	-	18,676	$8.30	12/11/2030
	December 31, 2020	2,000	-	2,000	$14.20	02/29/2030
Jeffrey Wun	December 31, 2020	-	-	14,141	$8.30	12/11/2030
	December 31, 2020	4,500	-	1,500	$3.96	07/02/2029
	December 31, 2020	3,000	-	-	$27.50	06/23/2027
	December 31, 2019	2,000	-	1,000	$27.50	06/23/2027
	December 31, 2019	3,000	-	3,000	$3.96	07/02/2029

Director Compensation

Directors who are also our employees receive no separate compensation for serving as directors or as members of committees of our board of directors.

We have entered into independent director agreements with Richmond Akumiah, James J. Busuttil, Raymond Choy and Colin Lim. Under the terms of these independent director agreements, we have agreed to pay the independent directors an annual cash fee of $20,000, paid quarterly in four equal installments, commencing in the first quarter following closing of our public offering, and an additional $5,000 cash compensation fee for serving as board of directors committee chairmen. We commenced payment of these fees on September 30, 2018.

Each independent director received an initial, fully vested stock option to purchase 4,000 shares of our common stock. If the director is still a member of the board of directors and continues to serve as a non-employee director immediately following each annual meeting of our stockholders, the director will be automatically granted an additional option to purchase 4,000 shares of our common stock as of the date of each such annual meeting. These additional option grants will vest and become exercisable in twelve (12) equal monthly installments over the first year following the date of grant, subject to the director continuing in service on the board of directors through each such vesting date. The per share exercise price of each option granted to the independent director will equal 100% of the fair market value (as defined by the board of directors) of a share of our common stock on the date the option is granted, and the term of each stock option granted to the director will be ten (10) years from the date of grant.

We purchased a Directors and Officers Liability Insurance with coverage up to an aggregate maximum of $3 million commencing promptly upon the final closing of our prior public offering, and to reimburse the independent directors for pre-approved reasonable business expenses incurred by them. In November 2019, with the approval of the board, we purchased a directors and officers liability insurance with $5 million coverage effective November 25, 2019. In November 2020, we renewed and increased the Directors and Officers Liability Insurance with $10 million coverage effective November 25, 2020.

TRANSACTIONS WITH RELATED PERSONS

The following includes a summary of transactions since the beginning of the 2019 fiscal year, or any currently proposed transaction, in which we were or are to be a participant and the amount involved exceeded or exceeds the lesser of $120,000 or one percent of the average of our total assets at year-end for the last two completed fiscal years, and in which any related person had or will have a direct or indirect material interest (other than compensation described under “Executive Compensation”). We believe the terms obtained or consideration that we paid or received, as applicable, in connection with the transactions described below were comparable to terms available or the amounts that would be paid or received, as applicable, in arm’s-length transactions.

Our board of directors conducts an appropriate review of and oversees all related party transactions on a continuing basis and reviews potential conflict of interest situations where appropriate. Our board of directors has not adopted formal standards to apply when it reviews, approves or ratifies any related party transaction. However, our board of directors generally reviews related party transactions to ensure that they are fair and reasonable to our company and on terms comparable to those reasonably expected to be agreed to with independent third parties for the same goods and/or services at the time they are authorized by our board of directors.

On January 1, 2019, Aircom entered into an independent contractor agreement with AA TWIN ASSOCIATES LTD, or the consulting company, pursuant to which the consulting company agreed to provide services to Aircom relating to establishing a strategy for promoting Aircom’s products to various airlines. Aircom agreed to pay the consulting company the sum of €15,120, or $16,148, per month for a period of 24 months and granted the Consulting company an option to purchase 2,000 shares of the Company’s common stock at an exercise price of $14.20 per share. Georges Caldironi, who was appointed the Company’s Chief Operating Officer on March 22, 2020, is the principal of AA TWIN ASSOCIATES LTD. The Company expects to cancel the agreement with AA TWIN ASSOCIATES LTD and to enter into an agreement directly with Mr. Caldironi in the near future.

In May 2019, two of our shareholders (the “Lenders”) each committed to provide to us a $10 million bridge loan (together, the “Loans”) for an aggregate principal amount of $20 million, to bridge our cash flow needs prior to its obtaining a mortgage loan to be secured by a parcel of land (the “Land”) we purchased in Taiwan. The Lenders also agreed to an earlier closing of up to 25% of the principal amounts of the Loans upon our request prior to the time that title to the Land is vested in the subsidiary, Aerkomm Taiwan, to pay the outstanding payable to our vendors. On March 23, 2021, we have borrowed approximately $1.5 million (NT$41,984,000) under the Loans from one of the Lenders.

On May 11, 2020, Aircom entered into a binding product purchase agreement with Ejectt for the purchase of 100 sets of the AERKOMM K++, AirCinema Cube for installation on the aircraft of Hong Kong Airlines. The total purchase amount under this agreement was $1,807,100 and the Company has paid 20% of the total amount, or US $180,710, as an initial deposit. On July 15, 2020, Aircom signed a second product purchase agreement with Ejectt for an additional 100 sets of the AirCinema Cube for the same purchase amount and paid an additional 10% initial deposit ($180,710) on this agreement as well. Additionally, on December 3, 2020, we made a prepayment to three individuals to purchase from them an aggregate of 6,000,000 restricted shares of Ejectt, for business purposes in Taiwan relating to the AirCinema Cube. This purchase will result in our owning approximately 10% of Ejectt. Albert Hsu, a member of our board of directors, is the Chairman of Ejectt. On June 1, 2021, we entered into a definitive contractor agreement with Ejectt pursuant to the terms of which Ejectt will serve as the exclusive service provider to us in Asia with respect to the installation and service of our Aerkomm AirCinema Cube (“ACC”) product and the related Rayfin software platform on which AAC will operate.

Our board of directors conducts an appropriate review of and oversees all related party transactions on a continuing basis and reviews potential conflict of interest situations where appropriate. Our board of directors has not adopted formal standards to apply when it reviews, approves or ratifies any related party transaction. However, our board of directors generally reviews related party transactions to ensure that they are fair and reasonable to our company and on terms comparable to those reasonably expected to be agreed to with independent third parties for the same goods and/or services at the time they are authorized by our board of directors.

PROPOSAL NO. 1 – ELECTION OF DIRECTORS

Director Nominees

Our Nominating and Governance Committee has recommended the election of the seven (7) director nominees listed below:

Louis Giordimaina

Jeffrey Wun

Richmond Akumiah

Raymond Choy

Chih-Ming (Albert) Hsu

Colin Lim

Jan-Yung Lin

For biographical information regarding these nominees, see “Directors and Executive Officers” above. If elected at the Meeting, these nominees will hold office until the next annual meeting or until their successors are qualified, subject to their prior death, resignation or removal.

The slate of nominees to the board of directors is favored by the board. The present board of directors believes that the slate reflects a broad range of experience with regard to financial, investment and regulatory matters and to the various interests of our company. Finally, the present board believes that the slate of directors contains individuals who will be able to assist in the further development of our company.

Vote Required

The affirmative vote of a plurality of votes of the shares present in person or represented by proxy at the Meeting and entitled to vote is required to elect the directors nominated above. That means the seven (7) nominees will be elected if they receive more affirmative votes than any other nominees. In the absence of instructions to the contrary, shares represented by properly executed proxies will be voted for the seven (7) nominees listed herein below, all of whom are recommended by our board of directors and who have consented to be named and to serve if elected. Abstentions and broker “non-votes” will not be counted as a vote cast with respect to a nominee.

In the event that any nominee recommended by the Nominating and Governance Committee is unable or declines to serve as a director at the time of the Meeting, the proxies will be voted for any nominee who is designated by the present board of directors to fill the vacancy. It is not expected that any nominee will be unable or will decline to serve as a director. Our board of directors knows of no reason why any of the nominees will be unavailable or decline to serve as a director.

Recommendation of the Board of Directors

Our board of directors unanimously recommends a vote “FOR” each director nominee.

PROPOSAL NO. 2 – RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

General

We first engaged Chen & Fan Accountancy Corporation (“Chen & Fan”) to serve as our independent registered public accounting firm for the year ended December 31, 2017. The Audit Committee has selected Chen & Fan to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2021 and has set its compensation for that year. A representative of Chen & Fan is expected to be present at the Meeting or by telephone and will have an opportunity to make a statement if he (or she) desires to do so, and is expected to be available to respond to appropriate questions.

Stockholder ratification of the appointment of Chen & Fan as our independent registered public accounting firm, and ratification of the authority of the Audit Committee to set the auditors’ compensation, is not required by our bylaws or otherwise. However, our board of directors is submitting the appointment of Chen & Fan to the stockholders for ratification as a matter of corporate practice. If the stockholders fail to ratify the appointment, the Audit Committee will reconsider whether or not to retain that firm. Even if the appointment is ratified, the Audit Committee in its discretion may direct the appointment of a different independent accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of us and our stockholders.

We present the following information concerning our relationship with Chen & Fan as background to this proposal.

Principal Accountant Fees and Services

The following is a summary of the fees billed to the Company for professional services rendered for the fiscal years ended December 31, 2020 and 2019:

	Year Ended December 31,
	2020	2019
Audit Fees	$315,000	$226,000
Audit-Related Fees	235,000	30,000
Tax Fees	35,000	35,000
All Other Fees	-	-
TOTAL	$585,000	$291,000

“Audit Fees” consisted of fees billed for professional services rendered by the principal accountant for the audit of our annual financial statements and review of the financial statements included in our Form 10-K and 10-Q or services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements.

“Audit-Related Fees” consisted of fees billed for assurance and related services by the principal accountant that were reasonably related to the performance of the audit or review of our financial statements and are not reported under the paragraph captioned “Audit Fees” above.

“Tax Fees” consisted of fees billed for professional services rendered by the principal accountant for tax returns preparation.

“All Other Fees” consisted of fees billed for products and services provided by the principal accountant, other than the services reported above.

Pre-Approval Policies and Procedures

All auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for us by our independent auditor must be approved by the Audit Committee in advance, except non-audit services (other than review and attestation services) if such services fall within exceptions established by the SEC. The Audit Committee will pre-approve any permissible non-audit services to be provided by our independent auditors on behalf of our company that do not fall within any exception to the pre-approval requirements established by the SEC. The Audit Committee may delegate to one or more members the authority to pre-approve permissible non-audit services, but any such delegate or delegates must present their pre-approval decisions to the Audit Committee at its next meeting. All of our accountants’ services described above were pre-approved by the Audit Committee or by one or more members under the delegate authority described above.

Vote Required

The affirmative vote of a majority of the outstanding shares present in person or represented by proxy at the Meeting and entitled to vote is required to ratify the selection of Chen & Fan. Abstentions will have the same effect as a vote against the Auditor Proposal, and broker “non-votes” may be voted at the discretion of the broker holding the shares.

Recommendation of the Board of Directors

Our board of directors unanimously recommends a vote “FOR” approval of the ratification of the appointment of Chen & Fan as our independent registered public accounting firm.

PROPOSAL NO. 3 – PLAN AMENDMENT

Overview

We are asking our stockholders to approve an amendment of the 2017 Plan. The purpose of the 2017 Plan is to grant restricted stock, stock options and other forms of incentive compensation to our officers, employees, directors and consultants.

On May 5, 2017, our Board approved the 2017 Equity Incentive Plan (the “2017 Plan”) and the reservation of 1,000,000 shares of common stock for issuance under the 2017 Plan. On June 23, 2017, the Board voted to increase the number of shares of common stock reserved for issuance under the 2017 Plan to 2,000,000 shares. The 2017 Plan, as amended, was approved by the Company’s stockholders on March 28, 2018. On October 21, 2021, the Board voted to increase the number of shares of common stock reserved for issuance under the 2017 Plan to 2,400,000 shares. We are seeking stockholder approval of this amendment in order that the additional 400,000 shares of our common stock authorized by the Board for issuance under the 2017 Plan will qualify as incentive stock options under the Internal Revenue Code of 1986, as amended (the “Code”).

A copy of the proposed amendment is attached hereto as Annex A.

Background for the Increase in Share Reserve

We are seeking stockholder approval of the amendment of the 2017 Plan, approved by our Board on October 21, 2021, to increase the number of shares of common stock reserved under the 2017 Plan from 2,000,000 shares to 2,400,000 shares.

As of October 15, 2021, we had committed to issue options for the purchase of 2,111,410 shares under the 2017 Plan. Therefore, without amending the 2017 Plan, we would have no shares available for future awards under the 2017 Plan. Additionally, we had to increase the number of shares available under the 2017 Plan to meet current grant commitments. We view the use of equity compensation as essential to attract, retain, motivate and reward key employees, directors and consultants as well as to align their interests with those of our stockholders. With the addition of 400,000 shares, the total number of shares of common stock that would remain available for new awards under the amended 2017 Plan would be approximately 390,000 shares (plus any shares returned to the share reserve due to forfeited or canceled awards, etc.).

Various factors, including the fact that the 2017 Plan has been in place and operational for more than four years, have contributed to the depletion of the share reserve under the 2017 Plan. We believe that the 2017 Plan helps to strengthen the incentive for participants to achieve the objectives of the Company and its stockholders and contribute to our growth and success. We believe these additional shares are necessary to further our goals and to sustain equity compensation as an integral component of our compensation philosophy. In addition, the grant of equity awards as a form of compensation helps to allow us to manage cash resources.

If our stockholders approve the amendment, we anticipate that the shares of common stock that will be available for new awards as Code qualified incentive stock options under the 2017 Plan will provide the Company with flexibility to continue to grant equity awards for approximately the coming year. However, this is only an estimate based on current circumstances and a number of variables could result in a shorter or longer period, such as our stock price, the number of employees receiving awards, future hiring activity, the extent to which vesting conditions for awards are satisfied, changes in how we approached the balance between cash and equity-based compensation, and other changes in our compensation strategy and equity grant practices.

We believe that the use of equity compensation continues to be a critical and powerful tool to compete for and attract, retain and motivate talented employees. If the amendment of the 2017 Plan is not approved by our stockholders, any additional option grants under the 2017 Plan in the coming year would not qualify as incentive stock options under the Code, which we anticipate may materially affect our ability to attract, retain and reward highly qualified individuals and place us at a considerable disadvantage.

Significant Features of the Plan

The following is a summary of the 2017 Plan with the amendment submitted for stockholder approval. The summary describes the principal features of the 2017 Plan, but it is qualified in its entirety by reference to the full text of the 2017 Plan.

Awards that may be granted include: (a) incentive stock options, (b) non-qualified stock options, (c) stock appreciation rights, (d) restricted awards, (e) performance share awards, and (f) performance compensation awards. These awards offer our officers, employees, consultants and directors the possibility of future value, depending on the long-term price appreciation of our common stock and the award holder’s continuing service with the Company.

Stock options give the option holder the right to acquire from us a designated number of shares of common stock at a purchase price that is fixed upon the grant of the option. The exercise price will not be less than the market price of the common stock on the date of grant. Stock options granted may be either tax-qualified stock options (so-called “incentive stock options”) or non-qualified stock options.

Stock appreciation rights (“SARs”) which may be granted alone or in tandem with options, have an economic value similar to that of options. When a SAR for a particular number of shares is exercised, the holder receives a payment equal to the difference between the market price of the shares on the date of exercise and the exercise price of the shares under the SAR. Again, the exercise price for SARs normally is the market price of the shares on the date the SAR is granted. Under the 2017 Plan, holders of SARs may receive this payment – the appreciation value – either in cash or shares of common stock valued at the fair market value on the date of exercise. The form of payment will be determined by us.

Restricted shares are shares of common stock awarded to participants at no cost. Restricted shares can take the form of awards of restricted stock, which represent issued and outstanding shares of our common stock subject to vesting criteria, or restricted stock units, which represent the right to receive shares of our common stock subject to satisfaction of the vesting criteria. Restricted shares are forfeitable and non-transferable until the shares vest. The vesting date or dates and other conditions for vesting are established when the shares are awarded.

The 2017 Plan also provides for performance compensation awards, representing the right to receive a payment, which may be in the form of cash, shares of common stock, or a combination, based on the attainment of pre-established goals.

All of the permissible types of awards under the 2017 Plan are described in more detail as follows:

Purposes of 2017 Plan: The purposes of the 2017 Plan are to attract and retain officers, employees and directors for the Company and its subsidiaries; motivate them by means of appropriate incentives to achieve long-range goals; provide incentive compensation opportunities; and further align their interests with those of our stockholders through compensation that is based on our common stock.

Administration. The Plan is administered by our Compensation Committee. Our Compensation Committee has the authority to select the eligible participants to whom awards will be granted, to determine the types of awards and the number of shares covered and to set the terms, conditions and provisions of such awards, to cancel or suspend awards under certain conditions, and to accelerate the exercisability of awards. Our Compensation Committee is authorized to interpret the Plan, to establish, amend, and rescind any rules and regulations relating to the Plan, to determine the terms of agreements entered into with recipients under the Plan, and to make all other determinations that may be necessary or advisable for the administration of the Plan.

Eligibility. All employees, directors and individuals providing services to our company or its subsidiaries are eligible to participate in the Plan.

Shares Available Under the 2017 Plan: If stockholders approve this Proposal 3 at the Annual Meeting, the maximum number of shares of our common stock that may be delivered to participants under the 2017 Plan will be increased from 2,000,000 to 2,400,000 shares, subject to adjustment for certain corporate changes affecting the shares, such as stock splits.

Stock Option and SAR Grants. The exercise price per share of common stock purchasable under any stock option or stock appreciation right, or SAR, will be determined by our Compensation Committee, but cannot in any event be less than 100% of the fair market value of our common stock on the date the option is granted. Our Compensation Committee will determine the term of each stock option or SAR (subject to a maximum of 10 years) and each stock option or SAR will be exercisable pursuant to a vesting schedule determined by our Compensation Committee. The grants and the terms of incentive stock options, or ISOs, shall be restricted to the extent required for qualification as ISOs by the Internal Revenue Code, or the Code. Subject to approval of our Compensation Committee, stock options or SARs may be exercised by payment of the exercise price in cash, shares of our common stock, which have been held for at least six months, or pursuant to a “cashless exercise” through a broker-dealer under an arrangement approved by us. We may require the grantee to pay to us any applicable withholding taxes that we are required to withhold with respect to the grant or exercise of any award. The withholding tax may be paid in cash or, subject to applicable law, our Compensation Committee may permit the grantee to satisfy such obligations by the withholding or delivery of shares of our common stock. We may withhold from any shares of our common stock issuable pursuant to a stock option or SAR or from any cash amounts otherwise due from us to the recipient of the award an amount equal to such taxes.

Stock Grants. Shares may be sold or awarded for consideration and with or without restriction as determined by the Compensation Committee, including cash, full-recourse promissory notes, as well as past and future services. Any award of shares will be subject to the vesting schedule, if any, determined by the Compensation Committee. In general, holders of shares sold or awarded under the Plan will have the same voting, dividend and other rights as our other stockholders. As a condition to the purchase of shares under the 2017 Plan, the purchaser will make such arrangements as our Compensation Committee may require for the satisfaction of any federal, state, local or foreign withholding tax obligations that may arise in connection with such purchase.

Adjustments. In the event of any change affecting the shares of our common stock by reason of any stock dividend or split, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other similar corporate change, or any distribution to stockholders other than cash dividends, our board of directors will make such substitution or adjustment in the aggregate number of shares that may be distributed under the 2017 Plan and in the number and option price (or exercise or purchase price, if applicable) as it deems to be appropriate in order to maintain the purpose of the original grant.

Termination of Service. If a participant’s service to our company terminates on account of death or disability, then the participant’s unexercised options, if exercisable immediately before the participant’s death, disability or retirement, may be exercised in whole or in part, on the earlier of the date on which such stock option would otherwise expire or one year after the event. If a participant’s service to us terminates for any other reason, then the participant’s unexercised options, to the extent exercisable immediately before such termination, will remain exercisable, and may be exercised in whole or in part, for a period ending on the earlier of the date on which such stock option would otherwise expire or three months after such termination of service.

Amendment and Termination. Our board of directors may, at any time, alter, amend, suspend, discontinue, or terminate the 2017 Plan; provided that such action shall not adversely affect the right of grantees to stock awards or stock options previously granted and no amendment, without the approval of our stockholders, shall increase the maximum number of shares which may be awarded under the 2017 Plan in the aggregate, materially increase the benefits accruing to grantees under the 2017 Plan, change the class of employees eligible to receive options under the 2017 Plan, or materially modify the eligibility requirements for participation in the 2017 Plan.

New Plan Benefits

Future awards, if any, that will be made to eligible persons under the 2017 Plan are subject to the discretion of the Administrator and, therefore, we cannot currently determine the benefits or number of shares subject to awards that may be granted in the future to our employees, consultants and non-employee directors under the 2017 Plan.

No Dissenters’ Rights

Under Nevada law, holders of our common stock are not entitled to dissenter’s rights of appraisal with respect to the approval of this Proposal No. 3.

Vote Required

In order for Proposal No. 3 to be approved, holders of a majority of the shares present or represented by proxy at the Annual Meeting and entitled to vote must vote “FOR” Proposal No. 3. You may vote “FOR”, “AGAINST” or “ABSTAIN” on Proposal No. 3. Shares represented by a properly submitted Proxy Card will be voted “FOR” Proposal No. 3 unless otherwise marked. Abstentions have the same effect as a vote “AGAINST” this Proposal. Shares underlying broker non-votes will not be entitled to vote at the Annual Meeting, and therefore broker non-votes will have no effect on the result of the vote, and they will not be considered present for the purpose of determining the presence of a quorum.

Our board of directors unanimously recommends a vote “FOR” approval of this proposal.

PROPOSAL NO. 4 – ADJOURNMENT PROPOSAL

 Our board of directors has determined that the adjournment of the Meeting for any purpose, including to solicit additional proxies if there are insufficient votes at the time of the Meeting to approve the proposals described herein, is advisable and in the best interests of our company and its stockholders and has approved the adjournment of the Meeting for any purpose, including to solicit additional proxies if there are insufficient votes at the time of the Meeting to approve the proposals described herein.

 The Meeting may be adjourned by the affirmative vote of a majority of the shares present in person or represented by proxy at the Meeting.

Our board of directors unanimously recommends a vote “FOR” approval of this proposal.

STOCKHOLDER PROPOSALS AND NOMINATIONS

Proposals of our stockholders that are intended to be presented by such stockholders at our next annual meeting of stockholders must be received by us no later than 120 days before December 1, 2022 in order to be considered for inclusion in the proxy statement relating to that meeting. In the event, however, that we change the meeting date for the next annual stockholders meeting by more than 30 days from December 1, 2022 we will notify stockholders and allow a reasonable time for stockholder proposals to be included in the notice of annual meeting. A stockholder proposal will need to comply with the SEC regulations under Rule 14a-8 of the Exchange Act, regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Although our board of directors will consider stockholder proposals, we reserve the right to omit from our proxy statement, or to vote against, stockholder proposals that we are not required to include under the Exchange Act, including Rule 14a-8.

 Proposals of our stockholders submitted outside the processes of Rule 14a-8 must have been received by us no later than 60 days prior to December 1, 2022. If a stockholder gives notice of such a proposal after this deadline, our proxy agents will be allowed to use their discretionary voting authority to vote against the stockholder proposal when and if the proposal is raised at our 2021 annual meeting.

 You may write to our Corporate Secretary at Aerkomm Inc., 44043 Fremont Blvd., Fremont, CA 94538, to deliver the materials and notices discussed above regarding the requirements for making stockholder proposals.

TRANSACTION OF OTHER BUSINESS

 At the date of this proxy statement, the only business which the board of directors intends to present at the Meeting is as set forth above. If any other matter or matters are properly brought before the Meeting, or an adjournment or postponement thereof, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their best judgment.

HOUSEHOLDING OF PROXY STATEMENT

The rules promulgated by the SEC permit companies, brokers, banks or other intermediaries to deliver a single copy of our proxy materials to households at which two or more stockholders reside (“Householding”). Stockholders sharing an address who have been previously notified by their broker, bank or other intermediary and have consented to Householding, either affirmatively or implicitly by not objecting to Householding, received only one copy of our proxy materials. A stockholder who wishes to participate in Householding in the future must contact his or her broker, bank or other intermediary directly to make such request. Alternatively, a stockholder who wishes to revoke his or her consent to Householding and receive separate proxy materials for each stockholder sharing the same address must contact his or her broker, bank or other intermediary to revoke such consent. Stockholders may also obtain a separate proxy statement or may receive a printed or an e-mail copy of this proxy statement without charge by sending a written request to our Corporate Secretary at Aerkomm Inc44043 Fremont Blvd., Fremont, CA 94538. We will promptly deliver a copy of this proxy statement upon request. Householding does not apply to stockholders with shares registered directly in their name.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Exchange Act. Our filings with the SEC are available to the public at the web site maintained by the SEC at http://www.sec.gov.

THIS PROXY STATEMENT DOES NOT CONSTITUTE THE SOLICITATION OF A PROXY IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM OR FROM WHOM IT IS UNLAWFUL TO MAKE SUCH PROXY SOLICITATION IN THAT JURISDICTION. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROXY STATEMENT TO VOTE YOUR SHARES AT THE MEETING. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS PROXY STATEMENT. THIS PROXY STATEMENT IS DATED MAY 10, 2018. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE, AND THE MAILING OF THIS PROXY STATEMENT TO STOCKHOLDERS DOES NOT CREATE ANY IMPLICATION TO THE CONTRARY.

Annex A

The Aerkomm Inc. 2017 Equity Incentive Plan, as amended (the “Plan”), is hereby amended as follows:

Section 4.1 of the Plan is hereby amended in its entirety to read as follows:

4.1	Subject to adjustment in accordance with Section 11, a total of 2,400,000 shares of Common Stock shall be available for the grant of Awards under the Plan. Any shares of Common Stock granted in connection with Options and Stock Appreciation Rights shall be counted against this limit as one (1) share for every one (1) Option or Stock Appreciation Right awarded. Any shares of Common Stock granted in connection with Awards other than Options and Stock Appreciation Rights shall be counted against this limit as two (2) shares of Common Stock for every one (1) share of Common Stock granted in connection with such Award. During the terms of the Awards, the Company shall keep available at all times the number of shares of Common Stock required to satisfy such Awards.

Except as herein amended, the provisions of the Plan shall remain in full force and effect.

Effective as of October 21, 2021

A-1